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                                                                   EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements and in the related prospectuses of ANTEC Corporation listed below of our report dated February 10, 1999, with respect to the consolidated financial statements and schedules of ANTEC Corporation included in this Annual Report (Form 10K) for the year ended December 31, 1998:

         Registration Statement No. 33-71384 on Form S-8 (Amended and
                  Restated Employee Stock Incentive Plan)
         Registration Statement No. 3371386 on Form S-8 (ANTEC Corporation
                  Director Stock Option Plan)
         Registration Statement No. 3371388 on Form S-8 (ANTEC Corporation
                  Employee Stock Purchase Plan)
         Registration Statement No. 3389704 on Form S-8 (ANTEC/Keptel
                  Exchange Options)
         Registration Statement No. 333-11921 on Form S-8 (ESP Stock Plan) Registration Statement No. 333-12131 on Form S-8 (ANTEC Corporation
                  Amended and Restated Employee Stock Incentive Plan) Registration Statement No. 333-19129 on Form S-8 (TSX Corporation
                  1996 Second Amended and Restated Long-Term Incentive Compensation Program; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, As Amended; TSX Corporation 1994 W.H. Lambert Stock Option Agreement)
         Registration Statement No. 333-58437 on Form S-3 (ANTEC Corporation
                  Convertible Subordinated Notes/Common Stock)



                                                       /s/  ERNST & YOUNG LLP

Atlanta, Georgia
March 29, 1999